SLR International Corporation 1658 Cole Blvd, Suite 100, Lakewood, Colorado, 80401

Exhibit 23.6

CONSENT OF TEDROS TESFAY

I consent to all references to my name and any quotation from, or summarization of, Sections 9.1 (and related disclosure in 1.1.2.5, and 26.5.2) and 27 of the technical report summary entitled "Technical Report, Bullfrog Project, Garfield County, Utah, USA" dated May 9, 2025 and effective as of December 31, 2024 (the "Technical Report"), prepared by me, included or incorporated by reference in:

i.	in the Current Report on Form 8-K (the "Form 8-K") of Energy Fuels Inc. (the "Company") being filed with the United States Securities and Exchange Commission, and the references to my name in connection therewith, to which this consent is filed as an exhibit;
ii.	into the Company's Form S-3 Registration Statements (File Nos. 333-226878 and 333-278193), and any amendments or supplements thereto; and
iii.	and the Company's Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900, 333-226654, 333-254559, 333-278611 and 333-286685), and any amendments or supplements thereto.

I further consent to the filing of the Technical Report as an exhibit to the Form 8-K.

/s/ Tedros Tesfay
Tedros Tesfay, Ph.D, SME (RM)

Date: June 5, 2025